UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2008

Highland Distressed Opportunities, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00729	205423854
(State or Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS EmployerIdentification No.)
NexBank Tower
13455 Noel Road, Suite 800
Dallas, Texas 75240
(Address of Principal Executive Offices)
(877) 247-1888
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
On June 27, 2008, the Registrant entered into a Revolving Credit and Security Agreement (the “New Credit Agreement”) with Liberty Street Funding LLC, as conduit lender, and The Bank of Nova Scotia, acting through its New York agency, as secondary lender and agent. Under the New Credit Agreement, the Registrant may borrow on a revolving basis up to $100 million, subject to the satisfaction of certain conditions including compliance with borrowing base tests and asset coverage limits. The New Credit Agreement expires in December 2008 and borrowings thereunder are secured by substantially all of the assets in the Registrant’s portfolio, including cash and cash equivalents. The interest rate charged is based on prevailing commercial paper rates plus commitment and utilization fees. However, if the commercial paper market is at any time unavailable, the interest rate is, at the Registrant’s election, based on the prevailing Eurodollar rate, Federal Funds rate or the agent’s reference rate, in each case plus an applicable spread and commitment and utilization fees. The Registrant pays a commitment fee at the annual rate of 0.70% on the total commitment amount, and a utilization fee at the annual rate of 0.30% on outstanding borrowings. The New Credit Agreement contains customary events of default (with grace periods where customary) including, among other things, failure to pay interest or principal when due and failure to comply with certain asset coverage and borrowing base tests.

ITEM 1.02	Termination of a Material Definitive Agreement.
On June 27, 2008, the Registrant repaid in full, terminated and satisfied and discharged all other obligations under the Revolving Credit Agreement (the “Prior Credit Agreement”) among the Registrant, Barton Capital LLC, as lender, and Société Générale, as agent (the “Agent”).
As disclosed in more detail in the Registrant’s most recent Form 10-K filing, under the Prior Credit Agreement, the Registrant was permitted to borrow on a revolving basis up to $265 million, subject to the satisfaction of certain conditions including compliance with a borrowing base test, and subject to the asset coverage limits imposed on business development companies by the Investment Company Act of 1940, as amended. The Prior Credit Agreement was secured by substantially all of the assets in the Registrant’s portfolio, including cash and cash equivalents. The Registrant, after considering numerous factors, including but not limited to the smaller net asset base of the Registrant, current market conditions, and the willingness of current and potential leverage providers to provide or continue to provide credit on favorable terms, determined that it would be beneficial to secure an alternative source of financing. The Registrant and the Agent agreed to terminate the Prior Credit Agreement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Highland Distressed Opportunities, Inc.
Date: July 3, 2008	By:	/s/ James D. Dondero
		Name:	James D. Dondero President (Principal Executive Officer)